NEW CENTURY PORTFOLIOS
Power of Attorney

I hereby appoint Nicole M. Tremblay attorney for me and in my name and on my behalf to sign any Registration Statement on Form N-14 of NEW CENTURY PORTFOLIOS to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on January 21, 2013.

/s/ STANLEY H. COOPER
Name:	Stanley H. Cooper
Title:	Trustee

NEW CENTURY PORTFOLIOS
Power of Attorney

I hereby appoint Nicole M. Tremblay attorney for me and in my name and on my behalf to sign any Registration Statement on Form N-14 of NEW CENTURY PORTFOLIOS to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on January 20, 2013.

/s/ MICHAEL A. DIORIO
Name:	Michael A. Diorio
Title:	Trustee

NEW CENTURY PORTFOLIOS
Power of Attorney

I hereby appoint Nicole M. Tremblay attorney for me and in my name and on my behalf to sign any Registration Statement on Form N-14 of NEW CENTURY PORTFOLIOS to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on January 21, 2013.

/s/ ROGER A. EASTMAN
Name:	Roger A. Eastman
Title:	Trustee

NEW CENTURY PORTFOLIOS
Power of Attorney

I hereby appoint Nicole M. Tremblay attorney for me and in my name and on my behalf to sign any Registration Statement on Form N-14 of NEW CENTURY PORTFOLIOS to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on January 20, 2013.

/s/ WAYNE M. GRZECKI
Name:	Wayne M. Grzecki
Title:	Trustee